Exhibit 24





                          CONSENT OF INDEPENDENT ACCOUNTANT


             I consent to the incorporation by references in the registration statement of GPU, Inc. on Forms S-8 (File Nos. 33-32326 and 33-51037) of my report dated May 16, 1997, on my audit of the financial statements of the Jersey Central Power & Light Company Employee Savings Plan for Bargaining Unit Employees as of December 31, 1996 and 1995 and for the years then ended, which report is included in this Annual Report on Form 11-K.




                                             JOHN MILLIGAN, CPA


























          105-107 N. 22nd Street, 2nd Floor
          Philadelphia, Pennsylvania
          June 24, 1997
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